Exhibit 10.31

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To:	Korsana Biosciences, Inc.

221 Crescent Street, Building 23, Suite 105

Waltham, MA 02453

Attn: Jonathan Violin, CEO

RE:	AOC Research Letter Agreement

April 3, 2026

Dear Jonathan,

This Antibody Oligo Conjugate (AOC) Research Letter Agreement (this “Agreement”) is entered into and effective as of the date of last signature below (the “Effective Date”), by and between Paragon Laboratories, Inc., a Delaware corporation (“Paragon”), and Korsana Biosciences, Inc., a Delaware corporation (“Korsana,” and with Paragon, each a “Party” and collectively the “Parties”). This Agreement sets forth the terms and conditions under which the Parties will initiate a research program (the “Research Program”) focused on the targets described on the attached Exhibit A (the “Selected Targets”), in an effort to identify, evaluate and develop antibody oligonucleotide conjugates directed to the Selected Targets (the “Research AOCs”) (and, for clarity, no other targets). In consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1 Research Program.

1.1 The Research Program shall commence on the Effective Date and continue until the earliest of: (a) the date that the aggregate Costs (as defined below) paid or owing by Korsana to Paragon under Section 3 meet or exceed the Budget Cap (as defined below), (b) completion of the activities set forth in the Research Plan (as defined below), and (c) such other mutually agreed date by the Parties in writing (any such period, the “Research Term”). During the Research Term of the Research Program, (i) each Party will use [***] to conduct and complete the research activities assigned to it as set forth in the research plan for such Research Program in accordance with this Agreement (the “Research Plan”), (ii) Paragon will provide Korsana with [***] updates regarding the Research AOCs identified under the Research Plan (the “Deliverables”) to enable Korsana to evaluate the Option (as defined below), and (iii) Paragon will notify Korsana reasonably in advance of the estimated date when the aggregate Costs paid or owing by Korsana to Paragon under Section 3 will meet or exceed the Budget Cap. Korsana shall have the right to use the Deliverables for the Research Program during the Option Period (as defined in Section 2 below) internally for the sole purpose of determining whether to exercise the Option and for no other purpose. The Research Plan shall be governed by this Agreement, and this Agreement will control over any conflicting term in the Research Plan except to the extent the Research Plan expressly states otherwise.

221 Crescent Street, BLDG 23 STE 105

Waltham, MA 02453

paragontherapeutics.com

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1.2 The Parties shall use [***] to agree on a Research Plan for the Research Program that will include design, modeling, synthesis, evaluation, and other mutually agreed activities no later than [***] after the Effective Date. Once completed, the initial Research Plan shall be attached as Exhibit B.

2 Option. Subject to the terms and conditions of this Agreement, Paragon hereby grants to Korsana a nontransferable (except as permitted under Section 12), exclusive option (the “Option”) during the Research Term and, provided that Korsana is not in material breach of this Agreement, for an additional [***] thereafter (collectively, the “Option Period”) to either (a) enter into an antibody oligo conjugate discovery and option agreement for the Research Program as further described in this Section 2 (the “AOC-DOA Option”), or (b) enter into a license agreement for the Research Program as further described in this Section 2 (the “License Option”). Korsana may exercise the Option by providing written notice to Paragon during the Option Period and, following Paragon’s receipt of such notice, the Parties shall negotiate for a three (3) month period (or such other longer mutually agreed period by the Parties in writing) (the “Negotiation Period”) a definitive written agreement [***] and on customary and reasonable terms, which terms shall provide for (1) in the case that such Option is exercised as an AOC-DOA Option, (i) the continuation of the Research Program, (ii) economic terms that shall include a research initiation fee of One Million Dollars ($1,000,000), and (iii) an exclusive option for Korsana to enter into separate license agreement(s) consistent with the license described in the following clause (2)(i) (excluding, for the avoidance of doubt, the upfront license fee described in clause (2)(ii)) (an “AOC-DOA Agreement”), or (2) in the case that such Option is exercised as a License Option, (i) a license agreement with Paragon for Korsana, its Affiliates (as defined under the ADOA (as defined in Section 7 below)), and (sub)licensees to develop, manufacture, and commercialize the resulting Research AOCs for any and all uses worldwide ([***]), and (ii) economic terms that shall include a one-time upfront license fee of Five Million Dollars ($5,000,000) (a “License Agreement,” and each of an AOC-DOA Agreement or a License Agreement shall also be referred to hereunder as a “Definitive Agreement”). For clarity, Korsana may exercise the Option only once for the Research Program. If the Parties, despite negotiating [***], are unable to finalize and execute a Definitive Agreement prior to the expiration of the Negotiation Period, then either Party may elect, by providing written notice thereof to the other Party within [***] of the expiration of the Negotiation Period, to resolve such dispute in accordance with the procedures set forth on Exhibit D of the ADOA (as defined in Section 7) interpreted as applying mutatis mutandis to this Agreement in order to determine which Party’s proposed Definitive Agreement is the most commercially reasonable under the circumstances and best gives effect to the economic and other terms described in this Section 2. The Option for the Research Program shall terminate and be of no force or effect, and Paragon shall be free to license or grant any other rights under the Research AOCs of the Research Program to a third party, upon the earliest of (x) in the event that the Research Program is terminated in accordance with Section 8, the effective date of such termination, (y) in the event that Korsana fails to exercise the Option for the Research Program in accordance with this Section 2 prior to expiration of the Option Period, the expiration of the Option Period, and (z) in the event that Korsana exercises the Option for the Research Program in accordance with this Section 2 during the Option Period in accordance with this Section 2 but (i) the Parties are unable to finalize and execute a Definitive Agreement during the Negotiation Period and (ii) neither Party has delivered notice that it is electing the foregoing dispute resolution procedures during the applicable [***] period in accordance with this Section 2, the expiration of such [***] period.

3 Costs. As consideration for Paragon’s performance hereunder of the Research Program and the grant of the Option to Korsana, on a quarter-by-quarter basis during the Research Term, Korsana shall (a) reimburse Paragon for the [***] in the performance of the Research Program [***] (the “Third Party Costs”), and (b) [***] (the “Fees,” and together with the Third Party Costs, the “Costs”); provided, that the maximum aggregate Costs to be paid by Korsana, including the Costs paid for work performed (whether

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by Paragon personnel or contract research organizations or other third parties) prior to the Effective Date as described below, for the Research Program shall not exceed the amount set forth in the Research Plan (as such amount may be increased during the Research Term solely by mutual written agreement of the Parties, the “Budget Cap”) unless otherwise agreed by the Parties in writing. On a [***] basis, Paragon will deliver an invoice to Korsana for the Costs incurred by Paragon in the performance of the Research Program during such [***], and Korsana will pay such Costs within [***] after receipt of such invoice. Paragon shall have the right to adjust the Fees, no more than [***], to account for inflation and other reasonable increases in costs by providing written notice thereof to Korsana at least [***] in advance of such increase. Notwithstanding this Section 3 to the contrary, the Parties acknowledge that Paragon has incurred (i) approximately Fifty-Five Thousand Dollars ($55,000) through February 28, 2026 and (ii) certain additional Costs between March 1, 2026 and the Effective Date, as a result of work performed by Paragon (itself or through contract research organizations or other third parties) at risk on the Research Program, and Korsana shall reimburse Paragon for such Costs within [***] after Korsana’s receipt of a written invoice that details such Costs. All payments made by Korsana under this Section 3 shall be non-refundable and non-creditable.

4 Payments. Each cash payment hereunder shall be in U.S. dollars (unless otherwise specified) made by electronic funds transfer in immediately available funds to a bank and account designated in writing by Paragon. Late payments shall accrue interest from the date due at a per annum rate equal to [***] above the then-current per annum prime rate reported by the Wall Street Journal (U.S., Western Edition) or, if lower, the maximum annual interest rate permitted by law. Each Party shall be responsible for paying its own respective taxes in connection with this Agreement and will commit [***] to reduce the respective taxes payable by the other Party hereunder.

5 Records. Paragon shall maintain complete and accurate records, books, and accounts of all transactions and activities covered by this Agreement, including of all Third Party Costs and Fees under the Research Program. Upon Korsana’s reasonable request and at [***] expense during the term of this Agreement and for [***] thereafter, Paragon shall provide Korsana access to those records, books, and accounts at the location where they are stored to enable Korsana to verify the Costs payable under this Agreement.

6 IP Rights. As between the Parties, (a) each Party will retain all right, title, and interest in and to all of its background intellectual property, and (b) Paragon shall own all right, title, and interest in and to (i) all Research AOCs and other physical materials and deliverables generated under the Research Program or as a result of work performed prior to the Effective Date on the Research Program, including all intellectual property rights therein, (ii) all inventions and data generated, conceived or reduced to practice by or on behalf of either Party under the Research Program or as a result of work performed prior to the Effective Date on the Research Program, including all intellectual property rights therein, and (iii) all materials, inventions, data and other intellectual property generated, conceived or reduced to practice in connection with Korsana’s use of the Deliverables during the Option Period, including all intellectual property rights therein, in each case of (i) through (iii) (inclusive), irrespective in each case of inventorship ((i), (ii), and (iii) collectively, “Research Program Results”). Korsana agrees to assign and hereby assigns to Paragon all of Korsana’s right, title, and interest in and to the Research Program Results, and shall execute and deliver such additional documents and take any such further actions as may be reasonably required to ensure that all such rights, title, and interests are effectively assigned to and held by Paragon. Korsana shall cause all of its employees, service providers and other representatives who generated, conceived of or created any Research Program Results to assign without additional consideration all ownership rights in such Research Program Results to Paragon. Prior to execution of a Definitive Agreement for the Research Program, Paragon shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain, and

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enforce patents covering the Research Program Results at Paragon’s sole cost and expense, and Korsana shall reasonably cooperate and assist Paragon in such preparation, filing, prosecution, maintenance, and enforcement, at Paragon’s request and cost and expense. Except as expressly set forth in this Agreement, no right or license under any intellectual property rights of a Party is granted or shall be granted to the other Party by implication hereunder.

7 Confidentiality. The confidentiality and non-use terms set forth in that certain Antibody Discovery and Option Agreement by and among Paragon, Korsana and Parasa Holding LLC, and dated September 5, 2025 (as in effect on the Effective Date of this Agreement, the “ADOA”) shall be interpreted as applying mutatis mutandis to this Agreement. Notwithstanding the foregoing, (a) this Agreement and its terms are considered Confidential Information (as defined under the ADOA) of both Parties, and (b) the Research AOCs, Deliverables, and Research Program Results are considered the Confidential Information of both Parties, and each Party shall be deemed as both the Disclosing Party and Receiving Party (each as defined under the ADOA) with respect thereto; provided, that if Korsana does not exercise its Option or the Parties do not enter into a Definitive Agreement for the Research Program in accordance with Section 2, then the Research AOCs, Deliverables, and Research Program Results for the Research Program shall thereafter be the Confidential Information of Paragon.

8 Term. This Agreement shall commence on the Effective Date and, unless terminated earlier, shall continue until the expiration of the Option for the Research Program in accordance with Section 2. This Agreement (and the Research Program) may be terminated by either Party upon thirty (30) days’ prior written notice (or ten (10) days prior written notice in the case of a payment breach) if the other Party commits a material breach of this Agreement and fails to cure such breach within thirty (30) days (or ten (10) days in the case of a payment breach) of such notice.

9 Effects of Termination. Upon expiration of the Research Term, the Research Program shall automatically terminate, and Paragon shall have no further obligations to perform any work under the Research Program, unless the Parties agree in writing to increase the Budget Cap. The expiration or termination of this Agreement for any reason shall not release any Party from any liability or obligation that has already accrued to any other Party. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive in accordance with their respective terms and conditions: Sections 3 and 4 (solely with respect to any payment obligations that accrued prior to such expiration or termination of this Agreement but have not been paid), Section 5, Section 6, Section 7, this Section 9, and Sections 10 to 14.

10 Indemnity. Each Party (the “Indemnifying Party”) agrees to defend, indemnify, and hold harmless the other Party, its Affiliates (as defined under the ADOA), and its and their respective representatives and subcontractors from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees, arising out of any claim, demand, action, or other proceeding by any third party to the extent resulting from: (a) the negligence or willful misconduct of any Indemnifying Party in the performance of this Agreement; or (b) the material breach by any Indemnifying Party of this Agreement.

11 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. EXCEPT FOR LIABILITY FOR BREACH OF SECTION 7 OR FOR INDEMNIFICATION CLAIMS UNDER SECTION 10, IN NO EVENT SHALL ANY PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SUCH OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

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12 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned, or delayed); provided, however, that any Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent to an Affiliate (as defined under the ADOA) or to the successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets, or otherwise. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 12 shall be void.

13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

14 Miscellaneous. Paragon’s relationship with Korsana is that of an independent contractor, and neither Party is an agent of the other Party. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification or amendment of this Agreement or any Exhibit shall be effective unless set forth in a written instrument signed by both Parties. Any notice to be given hereunder must be in writing and delivered either in person, by internationally recognized express courier, or by email to the Party to be notified at the address(es) identified below, or at any address such Party has previously designated by prior written notice to the other. This Agreement may be executed in counterparts (by facsimile or PDF signatures), each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

If to Paragon:	Paragon Laboratories, Inc.
221 Crescent Street Building 23, Suite 105 Waltham, MA 02453
Attn: [***]
Email: [***]

If to Korsana:	Korsana Biosciences, Inc.
221 Crescent Street, Building 23, Suite 105
Waltham, MA 02453
Attn: [***]
Email: [***]

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Please indicate Korsana’s acceptance of and agreement to the terms of this Agreement by returning a signed copy by email to the attention of Paragon Legal at [***].

Sincerely,

PARAGON LABORATORIES, INC.

By:
Name:	[●]
Title:	[●]
Date:	April 3, 2026

ACCEPTED AND AGREED:

KORSANA BIOSCIENCES, INC.

By:	/s/ Jonathan Violin
Name:	Jonathan Violin
Title:	Chief Executive Officer
Date:	April 3, 2026